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                                                                     EXHIBIT 8

                      [Letterhead of Shearman & Sterling]


                                                                 April 9, 1999

Ladies and Gentlemen:

         We are acting as U.S. counsel for Alcatel (the "Company"), a societe anonyme organized under the laws of the Republic of France, in connection with the Company's Registration Statement on Form F-3, combined with the post-effective amendment to the Registration Statement on Form S-3 of Alcatel USA, Inc. ("Alcatel USA"), a wholly-owned subsidiary of the Company, (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") on April 9, 1999, under the Securities Act of 1933, as amended (the "Act"), covering the registration under the Act of (i) 1,311,208 ordinary shares, nominal value EUR 10 per share, of the Company (the "Shares"), in the form of Shares or American Depositary Receipts evidencing American Depositary Shares, each representing one-fifth of a Share, (ii) the Guaranty (the "Guaranty") by the Company in respect of the 7% Convertible Subordinated Notes (the "Notes") issued by Alcatel USA and (iii) the Notes.

          We are of the opinion that the material United States federal income tax consequences to United States persons of the purchase, ownership and disposition of Notes are as set forth under the caption "Taxation of U.S. Holders" in the Prospectus constituting part of the Registration Statement. The foregoing opinion is based upon the Internal Revenue Code of 1986, as amended, Treasury regulations (including proposed regulations) promulgated thereunder, rulings, official pronouncements and judicial decisions, all as in effect today and all of which are subject to change, possibly with retroactive effect, or different interpretations.

          We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving such consent, we do not concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                        Very truly yours,



                                        /s/ Shearman & Sterling
                                        --------------------------
                                        Shearman & Sterling